Exhibit 99.1
Williams-Sonoma, Inc. announces second quarter 2025 results
Q2 comparable brand revenue +3.7%
Q2 operating margin of 17.9% expanding +240bps to LY
Diluted EPS of $2.00; diluted EPS growth of +19.8%
Raises 2025 net revenue outlook
San Francisco, CA, August 27, 2025 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the second quarter ended August 3, 2025 versus the second quarter ended July 28, 2024.
“We are proud to deliver strong results in the second quarter of 2025, driving a comp of +3.7% with all brands again running positive comps. Additionally, we exceeded profitability estimates with an operating margin of 17.9% and earnings per share of $2.00 with earnings growth of nearly +20%. This growing outperformance was driven by positive comps in both furniture and non-furniture, and strong performance in our retail and ecommerce channels; and has allowed us to raise our guidance on the top-line and reiterate our guidance on the bottom-line, despite continued macroeconomic uncertainty and the tariff environment,” said Laura Alber, President and Chief Executive Officer.
Alber concluded, “Across the company - from our supply chain and care center to our brands and retail stores - we are proud of our strong execution and outperformance. We have a powerful portfolio of brands, serving a range of categories, aesthetics, and life stages and we have built a strong omni-channel platform and infrastructure, which positions us well for the next stage of growth.”
SECOND QUARTER 2025 HIGHLIGHTS
•Comparable brand revenue +3.7%.
•Gross margin of 47.1% +220bps to LY driven by (i) higher merchandise margins of +190bps and (ii) supply chain efficiencies of +30bps. Occupancy rate flat to LY, with occupancy costs of $201 million, +2.1% to LY.
•SG&A rate of 29.2% -20bps to LY driven by (i) lower advertising expenses and (ii) lower general expenses, partially offset by (iii) higher performance-based incentive compensation. SG&A of $537 million, +2.0% to LY.
•Operating income of $328 million with an operating margin of 17.9%. +240bps to LY.
•Diluted EPS of $2.00. +19.8% to LY.
•Merchandise inventories +17.7% to the second quarter LY to $1.4 billion, including a strategic pull forward of receipts to reduce the impact of higher tariffs in fiscal 2025.
•Maintained strong liquidity position of $986 million in cash and $283 million in operating cash flow enabling the company to deliver returns to stockholders of $280 million through $199 million in stock repurchases and $81 million in dividends. Stock repurchase authorization of $903 million remaining under our stock repurchase program.

FIRST QUARTER 2024 OUT-OF-PERIOD FREIGHT ADJUSTMENT
Subsequent to the filing of our fiscal 2023 Form 10-K, in April 2024, we determined that we over-recognized freight expense in fiscal years 2021, 2022 and 2023 for a cumulative amount of $49 million. We evaluated the error, both qualitatively and quantitatively, and determined that no prior interim or annual periods were materially misstated. We then evaluated whether the cumulative amount of the over-accrual was material to our projected fiscal 2024 results, and determined the cumulative amount was not material. Therefore, the Condensed Consolidated Financial Statements for the twenty-six weeks ended July 28, 2024 include an out-of-period adjustment of $49 million, recorded in the first quarter of fiscal 2024, to reduce cost of goods sold and accounts payable, which corrected the cumulative error on the balance sheet as of January 28, 2024.
OUTLOOK
•We are raising our fiscal 2025 net revenue guidance to reflect higher net revenue trends. We now expect annual net revenues in the range of +0.5% to +3.5% inclusive of the impact from the 53rd week in fiscal 2024, with comps in the range of +2.0% to +5.0%.
•We expect that the incremental flow through from our higher net revenues will be pressured by incremental tariff costs. These costs include the additional tariffs on China of 30%, India of 50%, Vietnam of 20%, an average tariff on the rest of the world of 18%, as well as the steel and aluminum tariff of 50% and the copper tariff of 50%.
•We are reiterating our guidance on operating margin for fiscal 2025. In fiscal 2025, we expect an operating margin between 17.4% to 17.8% (with the 53rd week contributing 20bps in fiscal 2024). If there are material changes in future tariffs, we will revisit our guidance.
•For fiscal 2025, we expect annual interest income to be approximately $30 million and our effective tax rate to be approximately 26.5%.
•Fiscal 2025 is a 52-week year. Our financial statements will be prepared on a 52-week basis in fiscal 2025 versus 53-week basis in fiscal 2024. However, we will report comps on a 52-week versus 52-week comparable basis. All other year-over-year comparisons will be 52-weeks in fiscal 2025 versus 53-weeks in fiscal 2024.
•Over the long term, we continue to expect mid-to-high single-digit annual net revenue growth with an operating margin in the mid-to-high teens.
CONFERENCE CALL AND WEBCAST INFORMATION
Williams-Sonoma, Inc. will host a live conference call today, August 27, 2025, at 7:00 A.M. (PT). The call will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.
CONTACT INFORMATION
Jeff Howie EVP, Chief Financial Officer – (415) 402 4324
Jeremy Brooks SVP, Chief Accounting Officer & Head of Investor Relations – (415) 733 2371

SEC REGULATION G — NON-GAAP INFORMATION
This press release and our accompanying earnings call may include non-GAAP financial measures. We have not provided a reconciliation of non-GAAP measures to the corresponding U.S. generally accepted accounting principles (“GAAP”) measures on a forward-looking basis as we cannot do so without unreasonable efforts due to the potential variability and limited visibility of excluded items; these excluded items may include exit costs, reduction-in-force initiatives, impairment and early termination charges, among others. For the same reasons, we are unable to address the probable significance of such excluded items. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Such non-GAAP measures may not be comparable to similarly titled measures used by other companies.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, statements in the quotes of our President and Chief Executive Officer, our fiscal year 2025 outlook and long-term financial targets, and statements regarding our industry trends and business strategies.
The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: the impact of current and potential future tariffs and our ability to mitigate such impacts; the plans, strategies, initiatives and objectives of management for future operations; our ability to execute strategic priorities and growth initiatives; our beliefs about our competitive advantages and areas of potential future growth in the market; our ability to provide sustainable products at competitive prices; the impact of general economic conditions, inflationary pressures, consumer disposable income, fuel prices, recession and fears of recession, unemployment, war and fears of war, outbreaks of disease, adverse weather, availability of consumer credit, consumer debt levels, conditions in the housing market, elevated interest rates, sales tax rates and rate increases, consumer confidence in future economic and political conditions, and consumer perceptions of personal well-being and security; the impact of periods of decreased home and home furnishing purchases; our ability to anticipate consumer preferences and buying trends overall and as they apply to specific brands; dependence on timely introduction and customer acceptance of our merchandise; effective inventory management; timely and effective sourcing of merchandise from our foreign and domestic suppliers and delivery of merchandise through our supply chain to our stores and customers; factors, including but not limited to fuel costs, labor disputes, union organizing activity, geopolitical instability, acts of terrorism and war, that can affect the global supply chain, including our third-party providers; multi-channel and multi-brand complexities; challenges associated with our increasing global presence; disruptions in the financial markets; our ability to control employment, occupancy, supply chain, product, transportation and other operating costs; the adequacy of our insurance coverage; payment of dividends; our ability to drive long-term sustainable returns; projections of earnings, revenues, growth and other financial items; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 2, 2025 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-Q for the quarter ended August 3, 2025. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.
Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s brands — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, Mark and Graham, and GreenRow — represent distinct merchandise strategies that are marketed through e-commerce, direct-mail catalogs and retail stores. These brands collectively support The Key Rewards, our loyalty and credit card program that offers members exclusive benefits. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico, South Korea and India.
WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	For the Thirteen Weeks Ended				For the Twenty-six Weeks Ended
	August 3, 2025		July 28, 2024		August 3, 2025		July 28, 2024
(In thousands, except per share amounts)	$	% of Revenues	$	% of Revenues	$	% of Revenues	$	% of Revenues
Net revenues	$1,836,760	100.0%	$1,788,307	100.0%	$3,566,873	100.0%	$3,448,655	100.0%
Cost of goods sold	972,137	52.9	984,367	55.1	1,936,441	54.3	1,849,547	53.6
Gross profit	864,623	47.1	803,940	44.9	1,630,432	45.7	1,599,108	46.4
Selling, general and administrative expenses	536,564	29.2	526,040	29.4	1,011,660	28.4	1,004,096	29.1
Operating income	328,059	17.9	277,900	15.5	618,772	17.3	595,012	17.3
Interest income, net	9,080	0.5	15,208	0.9	18,613	0.5	31,261	0.9
Earnings before income taxes	337,139	18.4	293,108	16.4	637,385	17.9	626,273	18.2
Income taxes	89,577	4.9	76,253	4.3	158,560	4.4	149,002	4.3
Net earnings	$247,562	13.5%	$216,855	12.1%	$478,825	13.4%	$477,271	13.8%
Earnings per share (EPS):
Basic	$2.03		$1.69		$3.91		$3.72
Diluted	$2.00		$1.67		$3.86		$3.67
Shares used in calculation of EPS:
Basic	122,121		128,256		122,614		128,334
Diluted	123,595		129,810		124,163		130,103

2nd Quarter Net Revenues and Comparable Brand Revenue Growth (Decline)[1]

	Net Revenues		Comparable Brand Revenue Growth (Decline)
(In thousands, except percentages)	Q2 25	Q2 24	Q2 25	Q2 24
Pottery Barn	$724,579	$725,323	1.1%	(7.1)%
West Elm	468,550	458,779	3.3	(4.8)
Williams Sonoma	249,053	239,867	5.1	(0.8)
Pottery Barn Kids and Teen	286,749	259,408	5.3	1.5
Other[2]	107,829	104,930	N/A	N/A
Total[3]	$1,836,760	$1,788,307	3.7%	(3.3)%
1See the Company’s 10-K for the definition of comparable brand revenue, which is calculated on a 13-week basis, and includes business-to-business revenues.
2Primarily consists of net revenues from Rejuvenation, Mark and Graham, our international franchise operations and GreenRow.
3Total comparable brand revenue growth (decline) includes Rejuvenation, Mark and Graham, and GreenRow.

Condensed Consolidated Balance Sheets (unaudited)

	As of
(In thousands, except per share amounts)	August 3, 2025	February 2, 2025	July 28, 2024
Assets
Current assets
Cash and cash equivalents	$985,823	$1,212,977	$1,265,259
Accounts receivable, net	115,509	117,678	112,492
Merchandise inventories, net	1,433,605	1,332,429	1,217,693
Prepaid expenses	100,622	66,914	99,409
Other current assets	19,961	24,611	19,711
Total current assets	2,655,520	2,754,609	2,714,564
Property and equipment, net	1,029,526	1,033,934	975,137
Operating lease right-of-use assets	1,221,792	1,177,805	1,150,180
Deferred income taxes, net	95,797	120,657	106,080
Goodwill	77,374	77,260	77,307
Other long-term assets, net	148,359	137,342	158,671
Total assets	$5,228,368	$5,301,607	$5,181,939
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$601,661	$645,667	$595,601
Accrued expenses	202,914	286,033	196,632
Gift card and other deferred revenue	578,192	584,791	576,458
Income taxes payable	74,329	67,696	48,781
Operating lease liabilities	222,572	234,180	233,361
Other current liabilities	86,641	93,607	92,369
Total current liabilities	1,766,309	1,911,974	1,743,202
Long-term operating lease liabilities	1,171,675	1,113,135	1,081,108
Other long-term liabilities	140,688	134,079	121,539
Total liabilities	3,078,672	3,159,188	2,945,849
Stockholders' equity
Preferred stock: $0.01 par value; 7,500 shares authorized, none issued	—	—	—
Common stock: $0.01 par value; 253,125 shares authorized; 121,790, 123,125, and 127,788 shares issued and outstanding at August 3, 2025, February 2, 2025 and July 28, 2024, respectively	1,219	1,232	1,278
Additional paid-in capital	544,244	571,585	538,172
Retained earnings	1,622,191	1,591,630	1,713,923
Accumulated other comprehensive loss	(15,943)	(21,593)	(16,848)
Treasury stock, at cost	(2,015)	(435)	(435)
Total stockholders' equity	2,149,696	2,142,419	2,236,090
Total liabilities and stockholders' equity	$5,228,368	$5,301,607	$5,181,939

Retail Store Data (unaudited)

	Beginning of quarter			End of quarter	As of
	May 4, 2025	Openings	Closings	August 3, 2025	July 28, 2024
Pottery Barn	180	1	—	181	185
Williams Sonoma	154	—	—	154	158
West Elm	119	—	—	119	122
Pottery Barn Kids	44	—	—	44	45
Rejuvenation	11	—	—	11	11
Total	508	1	—	509	521

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Twenty-six Weeks Ended
(In thousands)	August 3, 2025	July 28, 2024
Cash flows from operating activities:
Net earnings	$478,825	$477,271
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	113,165	113,264
Loss on disposal/impairment of assets	3,599	2,963
Non-cash lease expense	121,936	129,608
Deferred income taxes	14,658	(5,931)
Tax benefit related to stock-based awards	11,423	10,139
Stock-based compensation expense	46,974	44,846
Other	(1,275)	(1,578)
Changes in:
Accounts receivable	2,411	10,393
Merchandise inventories	(98,562)	28,318
Prepaid expenses and other assets	(37,959)	(66,647)
Accounts payable	(48,962)	(26,617)
Accrued expenses and other liabilities	(78,142)	(65,925)
Gift card and other deferred revenue	(7,069)	2,800
Operating lease liabilities	(125,977)	(131,848)
Income taxes payable	6,633	(47,773)
Net cash provided by operating activities	401,678	473,283
Cash flows from investing activities:
Purchases of property and equipment	(110,293)	(70,946)
Other	(1,195)	(13)
Net cash used in investing activities	(111,488)	(70,959)
Cash flows from financing activities:
Repurchases of common stock	(289,108)	(173,603)
Payment of dividends	(155,994)	(135,768)
Tax withholdings related to stock-based awards	(67,903)	(88,851)
Debt issuance costs	(1,187)	—
Other	(6,941)	—
Net cash used in financing activities	(521,133)	(398,222)
Effect of exchange rates on cash and cash equivalents	3,789	(850)
Net (decrease) increase in cash and cash equivalents	(227,154)	3,252
Cash and cash equivalents at beginning of period	1,212,977	1,262,007
Cash and cash equivalents at end of period	$985,823	$1,265,259